Exhibit 99.1

UPTICK CAPITAL LLC. STRATEGIC ADVISORY AGREEMENT

January 10th, 2019 (the “Execution Date”)

IIOT- OXYS Inc.

(ITOX) (the “Company”)

On behalf of Uptick Capital LLC. (“Uptick”), we look forward to working with you as an outside business consultant and strategic advisor. The purpose of this letter (the “Agreement”) is to set forth the terms and conditions under which Uptick agrees to serve the Company as an outside business consultant and strategic advisor.

1.       Services. Uptick shall use its best efforts to perform the following services in a timely manner:  (a) become familiar with the business and operations of the Company and review and analyze the Company’s formal and informal strategic, marketing, financial and business plans and (b) advise the Company in strategic planning matters and assist in the implementation of short- and long-term strategic planning initiatives; make strategic introductions to parties in the investment community, including:

a. To maximize the number of introductions during the first 30 days, Uptick will focus on arranging mostly teleconference or videoconference introductory meetings

b. Uptick will arrange multiple introductions to potential investors over the Initial Term, including no less than one in the first 30-day period, and no less than two additional introductions in the following 60 day period

c. Uptick will conduct no less than Bi-weekly update calls with the Company

2.     Term. The term of this Agreement shall commence on the date hereof and shall continue until the date that is ninety days from the Execution Date (the “Initial Term”). Unless either party has advised the other party with written notice by the date that is ten days prior to the last day of the Initial Term or, if applicable, the Renewal Term (as hereinafter defined), of such party’s intent that this Agreement terminate immediately upon expiration of such term, then this Agreement shall be extended for subsequent three month terms. (each, a “Renewal Term”).

3.    Consideration. For the valuable advice and services to be provided by Uptick to the Company under this Agreement, the Company will issue to Uptick $25,000 worth of restricted shares of the Company’s common stock (the “Shares”) per month for the Initial Term and Uptick $25,000 worth of restricted shares of the Company’s common stock (the “Shares”) per month for each Renewal Term. The calculation of the amount of shares due for each month of the initial term and any renewal term shall be based upon the average closing price of the three days prior for each month in which the shares are due during the initial term and any renewal term. The shares shall be issued within three (3) business days of the beginning of each month of each of the Initial Term as well as each Renewal Term. All Shares of common stock issued hereunder shall be considered earned in full and beneficially owned as of the date of this agreement or the first date of each such Renewal Term, as applicable.  All Shares of common stock issued hereunder shall be non-refundable, even in the event of early termination of the Agreement.

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4.     Representations and Warranties. The Company represents and warrants to Uptick that the statements contained in this paragraph 4 are correct and complete as of the Effective Date:

(a) The Company is a corporation duly organized, validly existing and active under the laws of the province of its incorporation.

(b) The Company has full corporate power and authority to (i) conduct its business as now conducted and as proposed to be conducted and to own, use, license, and lease its assets and properties and (ii) enter into this Agreement and to consummate the transactions contemplated herein.

(c) The Company shall disclose all issuances of common stock to Consultant under this Agreement, in the Company’s quarterly report, annual report, or other applicable filings.

(d) The company shall provide Uptick with a board resolution for each share issuance.

5.     Indemnity. The Company agrees to indemnify, defend, and hold harmless Uptick and its affiliates, directors, officers, counsel, employees, agents, members, managers, successors, assigns, and controlling persons (as defined in the Act) (each, an “Indemnified Party”) from and against any and all losses, claims, damages, costs, expenses, and liabilities (including any investigatory, legal, and other expenses incurred as they are incurred by an Indemnified Party in connection with preparing for or defending any action, claim, or proceeding, whether or not resulting in any liability) (collectively, “Indemnifiable Losses”) to which any Indemnified Party may become subject or liable relating to or arising out of (a) the Agreement or the services to be performed under the Agreement or any agreement between the parties to this Agreement, (b) any transactions referred to in the Agreement or any transactions arising out of the transactions contemplated by the Agreement, (c) any inaccuracy in or breach in the representations and warranties of the Company contained in this Agreement, and (d) any failure of the Company to perform its obligations under this Agreement, provided that the Company shall not be liable to an Indemnified Party in any such case to the extent that any  such Indemnifiable Loss is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted as a direct and proximate cause from the willful misconduct or gross negligence of an Indemnified Party.  No Indemnified Party shall be liable, responsible, or accountable in damages and costs and expenses (including attorneys’ fees) under this Agreement except for any liability for losses, claims, damages, or liabilities finally judicially determined to have resulted solely and exclusively from actions taken or omitted to be taken as a direct result of such Indemnified Party’s gross negligence or willful misconduct. If for any reason, except as specifically provided herein, the foregoing indemnity for Indemnifiable Losses is unavailable to an Indemnified Party or insufficient to fully hold any Indemnified Party harmless, then the Company agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses in such proportion as is appropriate to reflect the relative benefits received by and fault of the Company, on the one hand, and the relative benefits received by and fault of Uptick, on the other hand. In the event that there is an arbitration filed, the Company agrees to provide to Uptick amounts necessary for a customary and reasonable legal retainer as well as arbitration fee.

6.     Opinion. The Company agrees that, at the request of Uptick from time to time, at the Uptick’s expense, counsel selected by Uptick shall issue an opinion within five (5) days of Uptick’s request therefor, the form and substance of which shall be reasonably satisfactory to the Company’s transfer agent, to the effect that the restrictive legend may be removed from the shares issued in connection with this Agreement and other applicable securities laws.

7.     Legal Matters. This Agreement shall be interpreted under and governed by the laws of the State of New York. Any controversy, dispute, or claim between the parties relating to this Agreement shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association.

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8.     Additional Company Representations. The Company acknowledges that Uptick has advised the Company that Uptick is not a licensed securities broker-dealer and, accordingly, Uptick is not required under this Agreement or any other agreement, whether verbal or in writing, to sell securities on behalf of the Company or any issuer affiliated with the Company. Moreover, the Company acknowledges that (a) Uptick does not intend to participate in the negotiation of transactions to raise capital for the Company, (b) Uptick does not intend to directly solicit purchasers of the Company's common stock, (c) Uptick will not hold any funds or securities in a capital raising transaction, and (d) the compensation due to Uptick is not based on a specified percentage of any actual or proposed funds raised.  The Company acknowledges that Uptick has informed it that neither Uptick nor any of its members or employees provides any legal advice or counsel nor investor relations services. The duties of Uptick shall not include auditing, valuation, accounting, computer network design or appraisal services, all of which shall be procured by the Company at its own expense.

9.     Independent Contractor. Uptick is an independent contractor and may engage in other business activities. Since Uptick is an independent contractor, nothing in this Agreement shall be interpreted to constitute that Uptick is an agent, employee, or partner of the Company, nor shall either party have any authority to bind the other.

10.   Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and shall replace as of the date of this agreement any existing agreements between the parties. Any compensation paid from prior agreements shall be deemed earned from that agreement. No modifications of or changes to this Agreement shall be binding, nor can any of its provisions be waived, unless agreed to in writing by the parties. There are no side agreements, whether verbally or in writing, between the Company and Uptick.

11.   Confidentiality. The parties agree that the terms and conditions of this Agreement shall be kept confidential, unless this information is required to be disclosed pursuant to any inquiries by federal, state, or local law enforcement.

If the foregoing is acceptable to you, please execute this Agreement in the place provided below.

Very Truly Yours,

Uptick Capital, LLC

By: /s/ Ari Blaine
Name: Ari Blaine
Title: Partner

Accepted by Company

IIOT- OXYS Inc.

BY: /s/ Cliff L. Emmons

Name: Cliff L. Emmons

Title: CEO

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